Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF

GUILFORD PHARMACEUTICALS INC.

      The following Amended and Restated Bylaws were adopted by the board of directors on August 31, 2004 and became effective September 1, 2004.

1. Offices.

     1.1 Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware, and the registered agent in charge thereof shall be the Prentice Hall Corporation Systems, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.

     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the Corporation may require.

2. Meetings of Stockholders.

     2.1 Place of Meetings. All meetings of the stockholders for the election of directors shall be held in Baltimore, Maryland, at such place as may be fixed from time to time by the board of directors, or at such other place, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2 Annual Meetings. Annual meetings of stockholders, shall be held at such date, time and place as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

     2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may only be called by a majority of the Board of Directors or by the Chairman of the Board of Directors. Such request shall include a statement of the purpose or purposes of the proposed meeting.

     2.4 Notice of Meetings. Written notice of the annual meeting, stating the place,

** Underlined words and those marked with a ^ indicate amended portions.

date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     2.5 Business at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     2.6 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     2.7 Quorum at Meetings. Except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to another time and place, without notice other than announcement at the meeting of such other time and place. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.8 Voting and Proxies. Unless otherwise provided in the certificate of incorporation, and subject to the provisions of Section 6.4 of these bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock having voting power which is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it

** Underlined words and those marked with a ^ indicate amended portions.

states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     2.9 Required Vote. When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the vote (which need not be by ballot) of the holders of a majority of the stock having voting power, present in person or represented by proxy, unless the proposed action is one upon which, by express provision of statutes or of the certificate of incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, candidates for election as members of the board of directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the board of directors.

     2.10. Stockholder Actions. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken by the stockholders may be taken without a meeting without prior vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     2.11. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made (a) at a meeting of stockholders (a “Stockholders’ Meeting”) by or at the direction of the independent directors or a committee thereof, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.11, or (b) at any time by the independent directors, or a committee thereof, if such nominee is to fill a vacancy on the Board, as set forth in Section 3.3 of these bylaws. Such nominations, other than those made by or at the direction of the independent directors, or a committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation at least 45 days before the date on which the Corporation mailed its notice of the annual meeting of stockholder and proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the Corporation did not hold an annual meeting of stockholders the previous year, or if the date of the current year’s meeting has changed more than 30 days from the prior year, the stockholder’s notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to

** Underlined words and those marked with a ^ indicate amended portions.

nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the independent directors, or a committee thereof, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No later than the tenth day following the date of receipt of a stockholder nomination submitted pursuant to this Section 2.11, the Chairman of the Board of Directors of the Corporation shall, if the facts warrant, determine and notify in writing the stockholder making such nomination that such nomination was not made in accordance with the time limits and/or other procedures prescribed by the bylaws. If no such notification is mailed to such stockholder within such ten-day period, such nomination shall be deemed to have been made in accordance with the provisions of this Section 2.11. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11. The term “independent,” as used in this Section 2.11 shall have the meaning set forth in Section 3.7 below.

     2.12. Business at Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation at least 45 days before the date on which the Corporation mailed its notice of the annual meeting of stockholder and proxy materials for the previous year’s annual meeting of stockholders; provided, however, that if the Corporation did not hold an annual meeting of stockholders the previous year, or if the date of the current year’s meeting has changed more than 30 days from the prior year, the stockholder’s notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the

** Underlined words and those marked with a ^ indicate amended portions.

name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No later than the tenth day following the date of receipt of a shareholder notice pursuant to this Section 2.12, the Chairman of the Board of Directors of the Corporation shall, if the facts warrant, determine and notify in writing the stockholder submitting such notice that such notice was not made in accordance with the time limits and/or other procedures prescribed by the Bylaws. If no such notification is mailed to such shareholder within such ten-day period, such stockholder notice containing a matter of business shall be deemed to have been made in accordance with the provisions of this Section 2.12. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.12.

3. Directors.

     ^3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     3.2. Number and Election. The number of directors which shall constitute the whole board shall be nine (9), or such other number that is determined by the board of directors, but in no instance shall the number of directors be greater than the number authorized by the    Company^ ’s certificate of incorporation.

     3.3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner specified in these bylaws and the certificate of incorporation of the Corporation as in effect from time to time.

     3.4. Meetings

           3.4.1. Place of Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

           3.4.2. First Meeting of Each Board. The first meeting of each newly elected board of directors shall be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver of notice signed by all of the directors.

           3.4.3. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

** Underlined words and those marked with a ^ indicate amended portions.

           3.4.4. Special Meetings. Special meetings of the board may be called by the ^chairman on one day^’s notice to each director, personally, or by telephone, mail, facsimile, electronic mail, or telegram; special meetings shall be called by the ^chairman or ^secretary in like manner on like notice on the written request of one-half of the total number of directors.

           3.4.5. Quorum and Vote at Meeting. At all meetings of the board, one director if a board of one director is authorized, or such greater number of directors as is not less than a majority of the total number of directors, shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting to another time and place, without notice other than announcement at the meeting of such other time and place.

           3.4.6.^ Telephonic Meetings. Members of the board of directors or any committee designated by the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

           3.4.7. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

           3.4.8. Executive Sessions. The independent directors shall have regularly scheduled meetings, which may be held without notice, at such time and at such place as shall be determined by the independent directors. The term ^“independent^” shall have the meaning set forth in Section 3.7 of these bylaws.^ The chairman, if independent, shall preside at any such meeting, or the chairman shall appoint one of the independent directors to serve as the ^presiding director during the meetings of independent directors. The ^presiding director may appoint a secretary to record the proceedings of any meeting of the independent directors.

     3.5. Committees of Directors. The board of directors may designate 1 or more committees, each committee to consist of 1 or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the

** Underlined words and those marked with a ^ indicate amended portions.

absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee of the Corporation, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware, as amended, to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Unless otherwise specified in the resolution of the board of directors designating the committee or in these bylaws, at all meetings of each such committee of directors, a majority of the total number members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meeting and report the same to the board of directors, when required.

     3.6. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

     3.7. Independent Directors. A majority of the directors shall be^ “ independent,^ ” as the term is defined by Rule 4200(a)(15) of the NASDAQ National Marketplace Rules.

     3.8. Chairman. A chairman shall be elected by a majority of the full board of directors. The chairman shall preside at all meetings of the board of directors and any meetings of stockholders the chairman may attend and shall have such other duties as may from time to time be assigned to him by these bylaws or the board of directors.

     3.9. Vice Chairman. The Board may elect from the board of directors present one or more vice chairmen. In the absence of the chairman or in the event of the chairman’s inability or refusal to act, the vice chairman shall perform the duties of the chairman (except to the extent that the vice chairman is

** Underlined words and those marked with a ^ indicate amended portions.

authorized to perform such duties), and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chairman.

4. Notices of Meetings.

     4.1 Notice Procedure. Whenever, whether under the provisions of any statute or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, such requirement shall not be construed to require the giving of personal notice. Such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by facsimile, electronic mail, telegram, or telephone.

     4.2 Waivers of Notice. Whenever the giving of any notice is required by statute, the certificate of incorporation or these bylaws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice, unless so required by the certificate of incorporation, by statute or by these bylaws.

5. Officers.

     ^ 5.1. Positions .. The officers of the Corporation shall be a ^ president and a secretary, and such other officers as the board of directors or ^president may appoint, including one or more vice ^ presidents^, a treasurer, assistant secretaries and assistant treasurers^. The president shall ^ have the duties and powers as shall be determined from time to time by the board ^of directors and all other officers shall have such duties and powers as shall be determined from time to time by the board of directors or the president. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide; ^PROVIDED, HOWEVER , that in no event shall the ^ president and the secretary be the same person.

     ^ 5.2. Appointment. The officers of the Corporation who shall be designated as Executive Officers of the Corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders.

** Underlined words and those marked with a ^ indicate amended portions.

^ 5.3. Compensation. The compensation of all Executive Officers of the Corporation shall be fixed by the board of directors or a duly appointed committee thereof.

^ 5.4. Term of Office.^ Each Executive Officer shall hold office until his or her successor is chosen and qualifies or until his or her earlier resignation, death or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors or ^the ^president may be removed at any time, with or without cause, ^by the affirmative vote of a majority of the board of directors^ or ^the ^president, in his or her discretion. Any vacancy occurring in any office of the Corporation shall be filled ^by the board of directors or (in the case of all officers other than the chairman) by the ^president.

^ 5.5. Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

^ 5.6. President. Unless otherwise determined by the board of directors, the president shall be the chief executive officer of the Corporation, shall ^have general and active management of the business of the Corporation, subject to the authority of the board of directors and shall ensure that all orders and resolutions of the board of directors are carried into effect^^ . The president shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

^ 5.7. Vice ^President or Vice Presidents. If the directors or president shall appoint a vice ^president or one or more vice presidents, such vice ^president or vice presidents shall perform such duties and have such powers as may be vested in such vice ^president or vice presidents by the board of directors or by the ^president. The vice president shall report to the ^president and be subject to his authority and direction.

^ 5.8. Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or by the president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the Corporation, and the secretary, or an assistant secretary, shall have the authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the secretary or by the signature of such assistant secretary. The board of directors or the ^president may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer^’s signature. The secretary or an assistant secretary may also attest all instruments signed by the ^president or any vice president.

** Underlined words and those marked with a ^ indicate amended portions.

^ 5.9. Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors or by the ^ president (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary^ ’s inability or refusal to act, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors or the ^ president may from time to time prescribe.

^ 5.10. Treasurer ..

     ^ 5.10.1. Duties . The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors or by the ^president. The treasurer shall disburse the funds of the Corporation as ordered by the board of directors or by the ^president, taking proper vouchers for such disbursements, and shall render to the ^president, and to the board of directors at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation.

           ^ 5.10.2. Bond. If required by the board of directors^, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer^’s office and for the restoration to the Corporation, in case of the treasurer^’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the treasurer^’s possession or under the treasurer^’s control and belonging to the Corporation.

           ^5.11. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors or by the ^president (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer^’s inability or refusal to act, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors or the ^president may from time to time prescribe.

6. Capital Stock.

     6.1 Certificates of Stock: Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder

** Underlined words and those marked with a ^ indicate amended portions.

of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice chairman, or the president or vice president, and by the treasurer and/or assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     6.2 Lost Certificates. The board of directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance bound to thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the board shall require and/or to give the Corporation a bond, in such sum as the board may direct, as indemnity against any claim that may be made against the Corporation on account of the issuance of such new certificate or uncertificated shares.

     6.3 Transfers. The transfer of stock and certificates that represent the stock and the transfer of uncertificated shares shall be effected in accordance with the laws of the State of Delaware. Any restriction on the transfer of a security imposed by the corporation shall be noted conspicuously on the security.

     6.4 Fixing Record Date. In order that the Corporation may determine State of 1 the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting; nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     6.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person,

** Underlined words and those marked with a ^ indicate amended portions.

whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7. Indemnification.

           Indemnification of certain person by the Corporation shall be as specified in or determined pursuant to the Certificate of incorporation of the Corporation as is in effect from time to time.

8. General Provisions.

     8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation and the laws of the Sate of Delaware, may be declared by the board of directors at any regular or special meeting. Subject to the provisions of the General Corporation Law of the State of Delaware, such dividends may be paid either out of surplus, as defined in he General Corporation Law of the State of Delaware, or in the event that there shall be no such surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions, if any, of the certificate of incorporation.

     8.2 Reserves. The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

     8.3 Execution of Instruments. All checks or demands for money and notes of the Corporation shall be signed by such officer of officers or such other person or persons as the board of directors may from time to time designate.

     8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

     8.5 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     Section 9. Amendments. These Bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority of the Board of Directors.

** Underlined words and those marked with a ^ indicate amended portions.